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                                                                      EXHIBIT 11
                                                         JUNE 30, 1997 FORM 10-Q



                                  PLEXUS CORP.
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                     ______



                                 Three Months Ended     Nine Months Ended
                                   June 30, 1997          June 30, 1997
                               ----------------------  --------------------
                                             Fully                  Fully
                                Primary     Diluted     Primary    Diluted
                               ----------  ----------  ---------  ---------
Net income                     $    4,419      $4,419  $  10,880  $  10,880
Adjustment for preferred
     stock dividend earned              -           -        211          -
                               ----------  ----------  ---------  ---------
                               $    4,419      $4,419  $  10,669  $  10,880
                               ==========  ==========  =========  =========
Weighted average number
     of common shares
     outstanding (1)                7,271       7,271      6,879      6,879
Adjustment:
     Assumed issuances under
       stock option plan              506         611        430        621
     Assumed conversion of
       preferred stock (2)              -           -          -        308
                               ----------  ----------  ---------  ---------
     Common equivalent shares
        outstanding                 7,777       7,882      7,309      7,808
                               ==========  ==========  =========  =========

Net income per common share    $      .57        $.56      $1.46      $1.39
                               ==========  ==========  =========  =========

(1) Reflects conversion of Plexus Corp. Series A Preferred Stock to Common Stock effective February 28, 1997.

(2) Assumes conversion of Plexus Corp. Series A Preferred Stock to Common Stock at beginning of fiscal year.


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